UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3750 Centerview Drive Chantilly, Virginia	20151
	(Address of principal executive offices)	(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Executive Officer Base Salaries and Target Incentive Compensation

On February 7, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Engility Holdings, Inc. (the “Company”) determined that there will be no increases to the current base salaries and target incentive compensation for the Company’s executive officers for the 2013 fiscal year. The base salary, target bonus and target equity grants under the 2013 LTIP (as defined below) for the individuals expected to be the Company’s named executive officers for the 2012 fiscal year are as set forth below.

Name	Position	Base Salary	Target Bonus (as a percentage of base salary) (1)	Target LTIP equity grant (as a percentage of base salary) (2)
Anthony Smeraglinolo	President and Chief Executive Officer	$600,000	100%	200%
Michael J. Alber	Senior Vice President and Chief Financial Officer	$440,000	75%	150%
John E. Heller	Senior Vice President, Chief Operating Officer	$425,000	75%	100%
Bantz J. Craddock	Senior Vice President, Strategic Relations	$350,000	75%	100%
Thomas O. Miiller	Senior Vice President, General Counsel and Corporate Secretary	$320,000	60%	100%

(1)	As discussed below, the cash bonus ultimately payable to AICP Participants will vary based on the Company’s performance against the two financial targets under the 2013 AICP.
(2)	As discussed below, the number of shares of Common Stock ultimately deliverable to LTIP Participants will vary based on the Company’s performance for a three year period against the two metrics under the performance shares.

Adoption of Engility Holdings, Inc. 2013 Long Term Incentive Plan.

On February 7, 2013, the Compensation Committee adopted the Engility Holdings, Inc. 2013 Long Term Incentive Plan (the “2013 LTIP”). The 2013 LTIP is intended to encourage and reward superior long-term performance from the Company’s executive officers and select members of senior management (the “LTIP Participants”). Awards under the 2013 LTIP are to be granted by the Compensation Committee in the form of performance shares and Restricted Stock Units (“RSUs”) under the Engility Holdings, Inc. 2012 Long Term Performance Plan (the “2012 Plan”). Under the terms of the 2013 LTIP, LTIP Participants will receive a grant of performance shares and RSUs based on a percentage of their 2013 base salary and calculated on the date of grant. 60% of the target grant will be in the form of performance shares and 40% of the target grant will be in the form of RSUs. As discussed below, in the event that the Company were to achieve the maximum performance levels under the performance shares, the ultimate number of underlying shares of Company common stock (“Common Stock”) delivered to the LTIP Participants would reflect a distribution of 75% of the Common Stock resulting from the performance shares and 25% of the Common Stock resulting from the RSUs.

The RSUs vest over a term of three years from the date of grant, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The underlying shares of Common Stock will be delivered to the LTIP Participants as soon as practicable after the applicable vesting date.

The performance shares under the 2013 LTIP generally cliff vest after three years based on the Company’s performance at the end of a three year performance period beginning January 1, 2013. The number of shares of Common Stock that are ultimately vested and delivered to LTIP Participants in respect of these performance shares will vary depending on the Company’s performance against the following two metrics, each of which are weighted equally (the “LTIP Targets”):

•

Relative Revenue. The first metric measures the Company’s compounded annual growth rate for revenue over the three year performance period against the comparable revenue growth rates of a peer group of companies that were approved by the Compensation Committee (the “Peer Group”).

•	Relative TSR. The second metric measures the Company’s total shareholder return (“TSR”) relative to the Company’s Peer Group over the same three year performance period.

Following the end of the performance period, the Compensation Committee will determine whether and the extent to which the applicable LTIP Targets were met. These LTIP Targets are subject to an over/underachievement scale based on specified minimum, target and maximum values, as set forth in the table below. Vesting related to performance between the percentiles will be determined based on straight line interpolation.

Performance Range of LTIP Targets versus Peer Group	Number of Shares of Common Stock Deliverable to LTIP Participants (as a percentage of the target award)
75th Percentile or Above	200%
50th Percentile	100%
25th Percentile	50%
Less than 25th Percentile	0%

In addition, the Company must achieve at least the threshold value for relative TSR, or no performance shares will vest even if the Company’s relative revenue performance is above the threshold value.

The Compensation Committee also approved the ability of the Company to settle the RSU and performance shares grants in cash as opposed to stock, in the sole discretion of the Compensation Committee.

It is anticipated that the grants of RSUs and performance shares to LTIP Participants will occur on or around March 15, 2013, at which time the number of RSUs and performance shares granted to the LTIP Participants will be calculated based on the closing price of the Company’s Common Stock on the date of grant.

2013 Cash Annual Incentive Compensation Plan

On February 7, 2013, the Compensation Committee approved the Company’s 2013 Annual Incentive Compensation Plan (“2013 AICP”) for the Company’s executive officers and select members of senior management (“AICP Participants”). The cash bonuses payable under the 2013 AICP will be pursuant to the Company’s 2012 Cash Incentive Plan. Subject to a threshold earnings before interest and taxes (“EBIT”) target, there are two secondary components to the 2013 AICP upon which the bonus calculations will be adjusted: a corporate component, weighted at 80%, and an individual component, weighted at 20%. The corporate component is determined based on the Company’s performance against two financial measures for fiscal year 2013: adjusted earnings before taxes (“AEBT”), weighted at 65%, and days sales outstanding (“DSO”), weighted at 35% (collectively, the “AICP Targets”). The individual component is determined based on the AICP Participant’s performance against a series of individual objectives for 2013. For the Company’s executive officers, these individual objectives were approved by the Compensation Committee at its February 7, 2013 meeting.

Similar to the 2013 LTIP, following the end of the fiscal year, the Compensation Committee will determine whether and to the extent that threshold EBIT and the applicable 2013 AICP Targets have been met. The AICP Targets are subject to an over/underachievement scale providing for potential payouts of 25% (in the case of AEBT) and 50% (in the case of DSO) to a maximum of 200% of the target bonus based on specified minimum, target and maximum values. An AICP Participant can receive up to two times his or her target bonus if the maximum levels are achieved under both the corporate and individual components of the 2013 AICP. In addition, the Company must achieve at least the threshold target value for EBIT and AEBT, or no cash bonuses will be payable to AICP Participants even if the Company exceeds the threshold value for DSO.

Stock Ownership Guidelines

On February 7, 2013, the Compensation Committee adopted the Engility Holdings, Inc. Executive Stock Ownership and Retention Guidelines (the “Guidelines”) that are applicable to certain of the Company’s executive officers listed below (“Covered Executives”). The Guidelines require Covered Executives to own shares of Common Stock sufficient in number to satisfy the relevant amount specified below as a multiple of the Covered Executive’s annual base salary:

Position	Value of Common Stock to be Owned
President and Chief Executive Officer	6 times annual base salary

Senior Vice Presidents	3 times annual base salary

Vice Presidents that report directly to the Chief Executive Officer	2 times annual base salary

Shares of Common Stock that count towards compliance with the Guidelines include: shares owned individually or jointly by the Covered Executive; shares held in a trust established by the Covered Executive for the benefit of the Covered Executive and/or the Covered Executive’s family members; shares equal to the number of unvested restricted stock or restricted stock units credited to the Covered Executive under any arrangement maintained by the Company; shares equal to the number of vested deferred stock units credited to the Covered Executive under any arrangement maintained by the Company; and shares credited to the Covered Executive’s 401(k) plan account. The following do not count toward compliance with the Guidelines: unvested and unearned performance shares or performance share units; and unexercised stock options.

Until the applicable ownership percentage is achieved, the Covered Executive is required to retain 50% of the shares of Common Stock acquired through Company-provided equity awards, after payment of the exercise price (if any) and taxes, as a result of: (1) the vesting or earn-out of restricted stock, restricted stock units, performance shares or performance shares units; or (2) the exercise of stock options.

There is no required time period within which the Covered Executive must attain the applicable ownership percentage under the Guidelines. The Compensation Committee may waive the applicability of the Guidelines for financial hardship or similar circumstances, and may reduce the stock ownership multiples and/or retention percentages to facilitate pre-retirement financial diversification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: February 13, 2013	By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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